Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Vice President of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Enters Into Merger Agreement with CCMP Capital Advisors and GS Capital Partners

Triad Shareholders to Receive $50.25 Per Share in Cash; Transaction Valued at $6.4 Billion

PLANO, TX (February 5, 2007) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) today announced that it has entered into a definitive merger agreement with affiliates of CCMP Capital Advisors (“CCMP Capital”) and GS Capital Partners (“GSCP”) in a transaction valued at approximately $6.4 billion, including approximately $1.7 billion of debt.

Under the terms of the agreement, affiliates of CCMP Capital and GSCP will acquire all of the outstanding shares of Triad common stock for $50.25 per share in cash.

Triad’s Board of Directors, on the unanimous recommendation of a Special Committee composed entirely of disinterested directors, has approved the agreement and recommends that Triad stockholders approve the merger. All disinterested members of the Board voted in favor of the agreement, with the two inside directors abstaining.

James D. (Denny) Shelton, Triad Chairman and CEO, said, “After thorough and extensive analysis, the Special Committee and our Board have endorsed this transaction with CCMP Capital and GSCP as being in the best interests of the Company and our stockholders. The decision to take the Company private is the culmination of a strategic planning process initiated several months ago to explore the various options available to the Company to enhance shareholder value. We are pleased that this transaction appropriately recognizes the importance of Triad’s collaborative approach to working with the many constituencies that we serve while providing our stockholders with a cash premium for their investment in Triad. CCMP Capital and Goldman Sachs are experienced investors in healthcare services, with a solid understanding of the opportunities and challenges that face Triad today. They will be supportive shareholders of the Company, and we look forward to working closely with them in the years ahead.”

Stephen Murray, Managing Director with CCMP Capital, said, “Triad is an exceptional company, with a clear vision and a strong commitment to its patients, physicians and employees. CCMP Capital and Goldman Sachs share this vision and commitment.”

Adrian Jones, Managing Director with GSCP, said, “We are excited by the opportunity to work with Triad management. Denny and his team have built a superb company over the past seven years, and have developed an innovative growth plan, including partnerships with not-for-profit hospitals, that we will fully support.”

The transaction is subject to certain closing conditions, including the approval of Triad’s stockholders, regulatory approvals and the satisfaction of other customary closing conditions. There is no financing condition to consummate the transaction. The transaction is expected to close promptly following the satisfaction of all closing conditions.

Under the merger agreement, Triad may solicit superior proposals from third parties during the next 40 days. To the extent that a superior proposal solicited during this period leads to the execution of a definitive agreement, Triad would be obligated to pay a $20 million break-up fee to CCMP Capital and GSCP and reimburse up to $20 million of their out-of-pocket expenses. In accordance with the agreement, the Board of Directors of Triad, through its Special Committee and with the assistance of its independent advisors, intends to solicit superior proposals during this period. Triad advises that there can be no assurance that the solicitation of superior proposals will result in an alternative transaction. During the 40-day period, CCMP Capital and GSCP do not have a contractual right to be advised of or match the terms of any superior proposal.

The Company expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and merger agreement, among other things. Accordingly, Triad will postpone its 2007 Annual Meeting of Stockholders pending the outcome of the Special Meeting.

Dewey Ballantine LLP is acting as legal advisor to Triad. Lehman Brothers Inc. is acting as financial advisor and delivered a fairness opinion to the Special Committee, and Baker Botts L.L.P. is acting as the Special Committee’s legal advisor.

Goldman, Sachs & Co., JP Morgan, and Citigroup Global Markets Inc. are acting as financial advisors and O’Melveny & Myers LLP is acting as legal advisor to CCMP Capital and GSCP.

About Triad

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 54 hospitals (including one under construction) and 13 ambulatory surgery centers in 17 states with approximately 9,855 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting, and advisory services to more than 180 independent community hospitals and health systems throughout the United States.

About CCMP Capital Advisors

CCMP Capital Advisors, LLC is a leading private equity firm formed in August 2006 by the former buyout/growth equity investment team of JPMorgan Partners, a private equity division of JPMorgan Chase. CCMP Capital’s investment team has invested over $10 billion in over 375 buyout and growth equity transactions since 1984. The foundation of CCMP Capital’s investment approach is to leverage the combined strengths of its deep industry expertise and proprietary global network of relationships by focusing on five targeted industries: Consumer, Retail and Services, Energy, Healthcare Infrastructure, Industrials and Media and Telecom. CCMP Capital’s proprietary global network includes its affiliates in London and Asia. CCMP Capital is a registered investment adviser with the Securities and Exchange Commission.

About GS Capital Partners

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1992, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division.

Important Information

Triad will file with the Securities and Exchange Commission a current report on Form 8-K, which will include the merger agreement. The proxy statement that Triad plans to file with the Securities and

Exchange Commission and mail to stockholders will contain information about Triad, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Triad by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Triad, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Triad at www.triadhospitals.com or by directing such request to Triad, Attention: Investor Relations.

Triad and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Triad’s participants in the solicitation is set forth in Triad’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

This press release contains forward-looking statements based on current management expectations. Numerous factors may cause results to differ materially from those anticipated in the forward-looking statements. These factors include, but are not limited to, (1) the highly competitive nature of the healthcare business, (2) the efforts of insurers and other payers, healthcare providers and others to contain healthcare costs, (3) possible changes in Medicare, Medicaid and other government programs that may limit reimbursements to healthcare providers, (4) changes in Federal, state or local regulations affecting the healthcare industry, (5) the possible enactment of Federal or state healthcare reform, (6) the ability to attract and retain qualified management and personnel, including physicians and nurses, (7) the departure of key executive officers from Triad, (8) the successful implementation of Triad’s new information technology system, (9) claims and legal actions relating to professional liabilities and other matters, (10) fluctuations in the market value of Triad common stock, (11) changes in accounting standards, (12) changes in general economic conditions or geopolitical events, (13) future acquisitions, joint venture developments or divestitures which may result in additional charges, (14) the ability to enter into managed care provider arrangements on acceptable terms, (15) the availability and terms of capital to fund the expansion of Triad’s business, (16) changes in business strategy or development plans, (17) the ability to obtain adequate levels of general and professional liability insurance, (18) potential adverse impact of known and unknown government investigations, (19) timeliness of reimbursement payments received under government programs, and (20) other risk factors described in our Form 10-K and other Company filings with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.